HEROES OVER EUROPE

PUBLISHING AGREEMENT

This Publishing Agreement, dated as of June 20, 2008, is by and between Atari Interactive, Inc. (“Atari”), a Delaware corporation with its headquarters at 417 Fifth Ave., New York, NY 10016, and Red Mile Entertainment, Inc. (“Licensor”), whose address and other identifying information are provided in Exhibit A to this Agreement.  The parties agree as follows.

PURPOSE

Licensor controls certain Intellectual Property Rights with respect to the Heroes over Europe interactive game franchise, and Licensor or its third-party contractors have developed or are in the process of developing an interactive software game for the Sony Playstation 3, Microsoft Xbox 360 and personal computer (PC) platforms, working title “Heroes over Europe”, derived from such property (collectively, the “Title”), which, subject to the terms and conditions of this Agreement, the parties desire to be published by Atari.  This Agreement, including the attached Exhibits and Addenda, states the terms and conditions agreed to by the parties with respect to such development and publishing. Unless otherwise specified, all capitalized terms used in this Agreement and attached Exhibits and Addenda shall be understood as defined in the attached Glossary Addendum.

AGREEMENT

1.           Development and Delivery

1.1
Deliverables and Milestones.  Licensor agrees to perform and complete each Milestone and to develop and deliver the Deliverables, in accordance with the Milestone, Deliverable and Payment Schedule (Exhibit B); the Specifications (Exhibit C); and the Compensation Schedule (Exhibit D).

1.2	Change Requests. Any changes to the Specifications proposed by Licensor or Atari shall be subject to mutual approval by the parties.

1.3
Progress Reports. On or before the tenth (10th) day of each calendar month during which any development hereunder remains uncompleted, Licensor shall deliver to Atari a progress report in a form reasonably acceptable to Atari describing all tasks completed during the preceding month and all problems encountered in the course of development hereunder.  If Atari so requests, Licensor shall contact and meet with Atari’s Representative in connection with the progress report. In addition, Licensor shall contact Atari’s Representative promptly by telephone upon discovery of any problem that will materially delay development work or Licensor’s ability to conform to the Specifications, and thereafter promptly confirm such report in writing. Upon reasonable notice, Atari’s Representative may call on Licensor at Licensor’s place of business, review the status of development with the persons rendering performance for Licensor, inspect work in process, and review the application of development funds which have been provided by Atari.

1.4
Deliverable Materials. All development work hereunder shall be fully documented in accordance with applicable professional standards. Any Deliverable comprising computer programs or structured data of any type shall be accompanied by complete Source Materials (excluding Source Code except that in the event of termination by Atari for breach in accordance with Section 15.1 or a default in development in accordance with Section 2.2(b). If applicable, the Deliverables shall also contain the complete text for any Instructional Materials.

[***]	A series of three asterisks within brackets denotes the omission of material pursuant to a request for confidential treatment. Such omitted material has been filed separately with the Securities and Exchange Commission.

HoE Publishing Agreement – Execution Copy

1.5
Assistance.  In the event that Atari shall need to make use of any Source Materials, Licensor shall provide reasonable consultation to Atari so that Atari’s responsible personnel may understand the contents, meaning and/or operation of any materials included in such Source Materials.

1.6
Development Aids. In the event of Licensor’s material breach of this Agreement and only for the purposes of completing any necessary development work hereunder, maintaining the Title and/or Deliverables, or for creating any localizations of the Title, Licensor hereby grants to Atari a non-exclusive license to use, copy, adapt, modify, publicly perform, publicly display, transmit and create Derivative Works of all Development Aids that are not generally commercially available and Derivative Works thereof, or have third parties perform such activities, for so long as Atari has distribution rights to the Title and/or Deliverables pursuant to this Agreement.  In the event of such breach, (i) Licensor shall deliver such Development Aids as applicable to any Deliverables delivered to date and (ii) Licensor shall deliver a list of commercially available Development Aids that it used in creating such Deliverable along with a description of how such Development Aids were used.

1.7
Persons Rendering Performance.  Unless otherwise agreed as set forth below, Licensor shall render the services to be performed hereunder through its employees. If Licensor wishes to perform its obligations through the services of any other Person, Licensor shall first obtain the written consent of Atari, which consent shall not be unreasonably withheld or delayed; Atari hereby acknowledges Transmission Games as the developer of the Title Platform versions to be delivered by Licensor hereunder. This consent, however, may be conditioned on a screening interview, on the execution of an affidavit of non-exposure to third-party trade secrets, or on other precautions deemed reasonable by Atari, and Atari may limit such consent to the performance of certain specified tasks.

1.8
Editorial Review. Atari shall have ongoing and final editorial authority as to the content, look and feel and all other aspects of the Deliverables, in consultation with Licensor and subject to the criteria in the Specifications.

1.9
Pre-submission Testing. Each Deliverable shall be thoroughly tested by Licensor, prior to delivery to Atari.  Delivery thereof to Atari shall constitute a certification of Licensor’s good faith belief that the delivered item meets the applicable acceptance criteria under this Agreement.  Atari shall perform quality assurance testing on the delivered and accepted Beta Deliverable and all Deliverables thereafter, including testing for all localized SKUs, and Licensor shall promptly rectify all Program Errors identified via such testing.

1.10	Time. Licensor and Atari agree that time is of the essence for this Agreement and for all the terms and conditions contained herein.

1.11
Localizations. Atari shall (at its cost) translate all text and audio dialogue appearing in the Title (including, without limitation, user instructions related to the Title, screen text and fonts, and audio tracks if applicable) into the Localization languages specified in Exhibit C. Licensor shall supply to Atari all reference, instruction and other associated materials, in document and computer readable formats, necessary to allow Atari perform such translations (the “Localization Kit”). Such Localizations shall be integrated into the Title by Licensor for potential Royalties only and without any additional advances or other fees.  The creation of any translation into Localization languages not specified in Exhibit C shall be performed by Atari (at its cost), provided that Licensor shall integrate any such additional Localizations into the Title, and Atari shall not contract with third parties for any such integration services, provided that, with respect to Eastern European language Localizations only, Atari shall have the right at its sole option to contract with third parties to perform such translation and/or integration services in lieu of Licensor (the “Independent Localizations”).  In connection with the Independent Localizations, Licensor shall provide Atari with all Source Materials necessary for such third party/ies to integrate and/or recompile the applicable translations in order to create such Eastern European-language Localizations (the “Integration Kit”).

1.12
Communications with Licensor. Consistent with Licensor’s rights under its development agreement with Transmission Games, Licensor shall use its best efforts to facilitate direct communications between Atari and Transmission Games, including both on-site and remote communications and/or site visits.  Licensor represents and warrants that nothing in such development agreement prevents or will prevent direct communications between Atari and Transmission Games.

[***]	A series of three asterisks within brackets denotes the omission of material pursuant to a request for confidential treatment. Such omitted material has been filed separately with the Securities and Exchange Commission.

HoE Publishing Agreement – Execution Copy

2.           Acceptance

2.1
Acceptance Procedure. Licensor will notify Atari, in writing, when it believes it has completed a Milestone and will, together with such notification, provide Atari with materials in support of its proposed Milestone completion. Atari will evaluate the materials submitted by Licensor as evidence of completion of the Milestone. Atari agrees that when it has made a finding as to whether Licensor has completed a Milestone in accordance with the applicable Specifications, it will promptly provide a written acceptance or rejection (an “Evaluation”) of the Milestone to Licensor, using the Milestone Evaluation Form as set forth in Exhibit E.  Atari shall be deemed to have rejected any Milestone for which Atari fails to provide Licensor an Evaluation within fifteen (15) business days following Atari’s receipt thereof.  If Atari fails to provide such written evaluation to Licensor within such period, Licensor may provide notice of a follow-up request to Atari for approval of the applicable Milestone (a “Follow-Up Approval Request”).  Failure by Atari to give written approval or disapproval within five (5) business days from the date of a Follow-Up Approval Request will be deemed approval with respect to the subject Milestone.  Any notice of rejection shall set forth in reasonable detail the basis for Atari’s rejection. Upon receipt of a written notice of rejection, Licensor shall promptly correct the identified deviations from the Specifications, and each such item shall again be subject to the acceptance procedure described herein.

2.2
Default in Development. In the event Licensor shall fail to deliver as required under Section 1 within [***] after the time provided in the Milestone Schedule, or shall have failed to correct a deviation from the Specifications within [***] after Atari’s initial notice thereof under Section 2.1, or within such extended period for performance as may have become applicable pursuant to clause [a] below, or if Licensor breaches its obligations with regard to product support under Section 3, then Atari, at its sole option, and without prejudice to such other legal rights as it may have hereunder or otherwise, may:

[a]	extend the time for Licensor’s performance, in which case the Royalty Reduction (as defined below) shall apply;

[b]
undertake completion of the deficient item itself or with the services of any third party, with the right to use in connection therewith any Source Materials previously delivered or due to Atari pursuant to this Agreement, and deduct its fully burdened costs thereof (including without limitation royalties, if any, paid to others) from any amounts due to Licensor hereunder; or

[c]
in the further event of a failure to deliver as required under Section 1 within [***] after the time provided in the Milestone Schedule, upon notice to Licensor (a “Production Take-Over Notice”), immediately take over production of the Title, making all unpaid payments to Transmission Games directly, on Licensor’s behalf (unless a Licensor Insolvency Event has occurred), in accordance with Exhibit B, Schedule 1 for the Title and reducing the corresponding fees due to Licensor upon approval of the applicable Milestones by the amount of such payments made directly to Transmission Games (a “Production Take-Over”).  In the event of a Production Take-Over, and in the further event of a failure to deliver Milestone Eight (Gold Master) within [***] of the time provided in the Milestone Schedule, then (i) the fee due to Red Mile upon approval of Milestone Eight shall automatically be deemed to be reduced by [***] and (ii) royalty rate applicable at such time (inclusive of any Royalty Reduction) shall be further reduced by [***].

As used herein, a “Royalty Reduction’ means an automatic penalty in the form of a reduction of the royalties otherwise payable to Licensor hereunder in the following amounts:  for a failure to deliver the applicable Milestone within [***] of the time provided in the Milestone Schedule, a reduction of such royalties by [***]; for a failure to deliver the applicable Milestone within [***] of the time provided in the Milestone Schedule, a reduction of such royalties by [***]; and for a failure to deliver the applicable Milestone within [***] of the time provided in the Milestone Schedule, a reduction of such royalties by [***].  Notwithstanding anything herein to the contrary, no Royalty Reduction shall apply in the event that the Gold Master, including Title versions for all Platforms and all Localizations (other than the Non-EFIGS Localizations), are delivered to Atari by February 20, 2009.

[***]	A series of three asterisks within brackets denotes the omission of material pursuant to a request for confidential treatment. Such omitted material has been filed separately with the Securities and Exchange Commission.

HoE Publishing Agreement – Execution Copy

3.           Product Support

3.1
Support Services and Assistance; Technical Consultation. Licensor agrees to provide the support services and assistance set forth in the Support Schedule. In addition, Licensor agrees to make its development personnel or those of its third-party contractors reasonably available for telephone consultation and in-person assistance (at Atari’s expense for reasonable and documented travel and lodging expenses) for purposes of assisting Atari and its contractors in connection with the Deliverables and in connection with product demonstrations.

3.2
Limited Warranty. Licensor warrants that during the Term each Deliverable and the Title shall be free from any condition affecting it that renders the marketing or use of such Deliverable or the Title into which it is incorporated for its intended purpose difficult or impracticable (a “Material Defect”), and that each such Deliverable and the Title shall appear and perform in all respects substantially in accordance with the Specifications.  Licensor shall use its best efforts to submit to Atari as quickly as possible and at no charge to Atari all changes necessary to correct Material Defects as to which Atari notifies Licensor in writing.  In the event that Licensor is unable to deliver to Atari any such change within ten (10) days, Licensor shall notify Atari in writing as to the status of such change and its estimated date of completion.  For one (1) year following the expiration of the Term or earlier termination of this Agreement, Licensor shall provide to Atari this same limited warranty, provided that Licensor shall not be obligated to supply with any changes that are required because of changes to operating systems, system hardware or system software that are released following such expiration or termination.

3.3
Exclusions. The limited warranty set forth in Section 3.2 shall not apply to defects in or resulting from programs or materials or portions thereof supplied to Licensor by Atari or any of Atari’s agents or contractors.

4.           License Grants

4.1
Distribution License to Atari. Licensor hereby grants to Atari during the Term (and the sell-off period as described below) an irrevocable, exclusive (other than during the sell-off period) license to make, use, publish, sell, offer for sale, distribute, reproduce, transmit, publicly perform, and publicly display (and/or have third-parties perform the foregoing) the Deliverables and the Title and the Intellectual Property and Intellectual Property Rights with respect thereto as reasonably necessary or useful for Atari to manufacture, market, sell, license, distribute and promote the Title (either as delivered by Licensor or as modified by Atari), the Exclusive Derivative Products and the Ancillary Products, in each case without further approval by Licensor.  Licensor hereby agrees that, pursuant to this license, Atari shall have the exclusive right during the Term to publish market, distribute, sell, license and otherwise exploit the Title for the Platforms, the Exclusive Derivative Products and the Ancillary Products.

4.2
Support License to Atari. Licensor hereby grants to Atari during the Term and the sell-off period and for one (1) year thereafter an irrevocable license to make, use, sell, offer for sale, distribute, reproduce, transmit, publicly perform, and publicly display (and/or have third-parties perform the foregoing) the Deliverables and the Title and the Intellectual Property and Intellectual Property Rights with respect thereto as necessary in Atari’s discretion for Atari to maintain, support, upgrade, repair, or replace the Title and units of the Title (either as delivered by Licensor or as modified by Atari).

4.3
Exclusivity. During the Term, Licensor shall not offer or license to any other Person any interactive game product or the right to distribute or produce any such product based on the HEROES OVER EUROPE property for the Platforms (or any successors thereto), including, without limitation, any such product distributed by means of an electronic download, any such product made available for play from an online or Internet site (including, without limitation, an Internet service provider or online system), or any such product sold with computer or multimedia hardware, modems or other peripherals.  In addition, during the Holdback Period, Licensor shall not, directly or indirectly (i) engage in the development, publishing, licensing or production of any product of the Game Type or (ii) enter into any agreement with any third party with respect thereto.

[***]	A series of three asterisks within brackets denotes the omission of material pursuant to a request for confidential treatment. Such omitted material has been filed separately with the Securities and Exchange Commission.

HoE Publishing Agreement – Execution Copy

4.4
Term and Territory.  The term of this Agreement shall commence on the effective date and expire on the seventh (7th) anniversary of the Initial Release (the “Initial Term”), provided that the Initial Term (and each Renewal Term, if any) shall automatically be extended for an additional one (1) year period as from expiration of the Initial Term or Renewal Term, as applicable  (each, a “Renewal Term” and, together with the Initial Term, the “Term”) unless either party terminates this Agreement via notice no later than ninety (90) days prior to the expiration of the Initial Term or the current Renewal Term, as applicable.  The rights granted to Atari hereunder shall be effective throughout the United States, its territories and possessions (“Domestic Territory”) and the remainder of the world other than the Domestic Territory (“International Territory”).  (The Domestic Territory and the International Territory are jointly referenced herein as the “Territory.”)

4.5
Moral Rights.  Subject to Licensor’s approval rights, as set forth in Section 5.5 below, and so long as Atari is in compliance with such approval rights, Licensor expressly assigns to Atari any and all rights of paternity or integrity, rights to claim authorship, to object to any distortion, mutilation or other modification of, or other derogatory actions in relation to any Deliverables and/or Title, whether or not the foregoing would be prejudicial to Licensor’s honor or reputation, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty (“Moral Rights”), regardless of whether such right is denominated or generally referred to as a moral right.  Licensor hereby irrevocably transfers and assigns to Atari any and all Moral Rights that Licensor may have in any Deliverables or Title.  Licensor hereby forever waives and agrees never to assert any and all Moral Rights it may have in the Deliverables or Title.

4.6
Atari’s Retained Rights.  Atari retains complete ownership of all Intellectual Property, Intellectual Property Rights, and know-how supplied to Licensor by Atari or any of Atari’s contractors or agents. Licensor shall not have any right, title, license, or other form of ownership interest in any of Atari’s Intellectual Property or Intellectual Property Rights existing as of the date of this Agreement, Intellectual Property or Intellectual Property Rights later developed by Atari, or any Intellectual Property or Intellectual Property Rights supplied to Licensor by Atari or by Atari’s contractors or agents. Licensor’s use of any such Atari’s Intellectual Property or Intellectual Property Rights shall be only for the purpose of performing Licensor’s obligations under this Agreement, in accordance with the Specifications, for developing the Deliverables, and Licensor shall not under any circumstances have any other or further right or license whatsoever with respect thereto.

4.7
Future Products.  Atari shall have the exclusive right throughout the Term, subject where applicable to the Developer First Refusal, to develop, publish and otherwise exploit any expansion packs, add-on packs, premium modules, DLC, Ports, or conversions of the Title (collectively, the “Exclusive Derivative Products”).  [***]

5.           Intellectual Property Rights

5.1
Licensor’s Trademarks.  Use of the “HEROES OVER EUROPE” trademark (or other trademarks of Licensor) in connection with the Title, and the goodwill associated therewith, shall inure to the benefit of Licensor.  Atari shall have no right, title and interest in or to such trademarks or Licensor’s copyrights or patents, except to the limited extent of the license to use the same pursuant to this Agreement. Upon request, Atari agrees to deliver to Licensor free of cost six (6) samples of the Title together with its packaging material for trademark registration purposes in compliance with applicable laws.  Atari further agrees to provide Licensor with the date of the first use of the Title in interstate and intrastate commerce.  If Atari requests that Licensor obtain trademark or copyright protection with respect to the “HEROES OVER EUROPE” trademark (or other trademarks or copyrights with respect to the Deliverables and the Title) in any country in the Territory where Licensor had not previously obtained such protection, then Licensor agrees to take reasonable actions to obtain such protection.

[***]	A series of three asterisks within brackets denotes the omission of material pursuant to a request for confidential treatment. Such omitted material has been filed separately with the Securities and Exchange Commission.

HoE Publishing Agreement – Execution Copy

5.2
Trademark and Copyright Notices.  Each Deliverable, where applicable, shall bear a copyright notice and a trademark notice in the name of Licensor and any other parties with an interest therein.  Atari shall not remove such notice(s) from the Title and shall cause to be affixed on each unit of the Title manufactured, distributed, or sold under this Agreement, and on advertising, promotional, and packaging material with respect thereto, an appropriate credit notice as reasonably necessary to protect any trademark, copyright or other rights of Licensor in the Title.  The appropriate Licensor notice is as follows: “(c)[year] [Licensor].  “[Trademark] is a trademark of [Licensor]”. The year referred to in the copyright notice is the year in which the particular rendition of the Title was first published.  If reasonably necessary because of space constraints, Atari may use the following short-form notice “[Property Name] ®&(c) [Licensor].”

5.3
Atari’s Rights.  Notwithstanding anything else herein to the contrary, it is hereby further agreed that Atari shall own the copyright in any instructions or rules for the Title (except to the extent that the same were included in the Deliverables) and Exclusive Derivative Products, and/or unrelated insert or in-pack which may be published, included, and/or offered for sale in conjunction with the Title; provided, however, that this shall not be deemed to grant to Atari any right in the  underlying “HEROES OVER EUROPE” property (including, without limitation, all Intellectual Property and Intellectual Property Rights with respect thereto) itself.  Atari shall also hold the copyright in any packaging, wrapping, advertising, and/or promotional material relating to the Title, or in any other written or printed material created by Atari (or its contractors), which pictures, depicts, or describes the Title; provided, however, that this shall not be deemed to grant to Atari any right in the underlying “HEROES OVER EUROPE” property.  It is understood that Atari may place appropriate copyright and other notices on the Title and such material, including, without limitation, if applicable, credits for any third-party contractor of Atari.

5.4
Offensive Litigation.  Atari shall assist Licensor, to the extent reasonably necessary, in the procurement of any protection or to protect any of Licensor's rights to the Title, and Licensor, if it so desires, may commence or prosecute any claims or suits in its own name and at its sole cost and expense.  Upon the prior written consent of Atari, which shall not be unreasonably withheld or delayed, such claim or suit may be commenced or prosecuted in the name of Atari or with both Atari and Licensor joined as parties thereto. Any and all sums collected or recovered in any such suit or suits, whether by decree, judgment, settlement or otherwise, will belong exclusively to Licensor.  Upon request of Licensor, Atari will execute all papers, testify on all matters and otherwise cooperate in every way necessary and desirable for the prosecution of any such action or proceeding, and Licensor will reimburse Atari for the expenses incurred as a result of such cooperation.  Atari shall notify Licensor in writing of any infringements or imitations by others of the Licensor’s property on articles similar to the Title if and when such become known to Atari.  Licensor shall have the sole right to determine whether or not any action shall be taken on account of such infringements; provided, however, that if Licensor fails to do so promptly upon request of Atari, then Atari may institute any such suit or take any action on account of any such infringements, provided that Atari has obtained the prior written consent of Licensor to do so, which shall not be unreasonably withheld or delayed.  Should Atari receive Licensor's consent as aforesaid and institute or prosecute any action or proceeding against third parties for or by reason of any unlawful infringement of the rights granted to Atari under this Agreement, such action or proceeding will be instituted, maintained, and/or prosecuted solely at the cost and expense of Atari, and any and all sums collected or recovered in any such suit or suits, whether by decree, judgment, settlement or otherwise, will belong exclusively to Atari.  Upon request of Atari, Licensor will execute all papers, testify on all matters and otherwise cooperate in every way necessary and desirable for the prosecution of any such action or proceeding, and Atari will reimburse Licensor for the expenses incurred as a result of such cooperation.

5.5
Licensor hereby, on behalf of itself, its employees and its contractors, irrevocably waives and agrees never to assert against Atari, any and all moral or “droit moral” rights that Licensor, its employees or its contractors may have in or with respect to the Specifications, Deliverables, Title, the Software and Licensor Trademarks, even after expiration or termination of this Agreement. Licensor acknowledges that the Title is created for a commercial purpose.  Except as expressly provided otherwise herein, the rights licensed to Atari hereunder shall give Atari or any third party designated by Atari, the unlimited right to manufacture,

[***]	A series of three asterisks within brackets denotes the omission of material pursuant to a request for confidential treatment. Such omitted material has been filed separately with the Securities and Exchange Commission.

HoE Publishing Agreement – Execution Copy

sell, sublicense or otherwise vend the Title, the Exclusive Derivative Products and Ancillary Products, by any method in which Atari desires, and to use any trademarks, trade names or labels in connection therewith, subject to the trademark notice provisions set forth in Exhibit A hereto and the restrictions and reserved rights of Licensor contained herein.

5.6
License to Use Licensor Trademarks.  Licensor hereby grants Atari, its licensee or sublicensee a non-exclusive license to use such Licensor Trademarks for use in the Title, the Exclusive Derivative Products and/or Ancillary Products to fulfill its obligations under Section 5.2 hereinabove as publisher for the Term and subject to the terms of this Agreement.

6.           Marketing and Production

6.1
Marketing Commitment.  Atari shall use commercially reasonable efforts to market the Title within the Territory and shall commit to a Marketing Budget of at least [***]. Atari has no other marketing obligations hereunder and, subject to the foregoing commitment, Atari may devote to the Title such marketing efforts as Atari shall determine in its sole discretion.

6.2
Marketing Particulars.  Except as otherwise provided in Section 6.1, Atari shall have the exclusive right to determine, at its sole discretion, all matters regarding the marketing of the Title, Exclusive Derivative Products and Ancillary Products, including without limitation, all aspects of advertising; promotion; packaging; channels and methods of distribution, including, without limitation, any bundling or OEM arrangements; pricing; terms of sale or license; introduction dates; the territories to be exploited; and (subject to Licensor’s approval rights pursuant to Section 5.5) the trademarks, service marks and logos under which the Title, Exclusive Products and/or Ancillary Products are marketed.  Licensor shall have the right of consultation with respect to Atari’s U.S. marketing plan for the Title.

6.3
Samples.  Atari shall provide without charge to Licensor fifty (50) samples of each Title Platform version published for sale in the United States and at least five (5) samples of every Localization published by Atari pursuant to this Agreement.

7.           Compensation to Licensor

Atari shall pay Licensor the compensation (the “Compensation”) as defined in and as and when set forth in the Compensation Schedule (Exhibit D). For amounts associated with Licensor’s completion of a Milestone, Atari may withhold the entire amount if Atari has not accepted the associated Milestone as completed under the terms of Section 2.1.  Any amounts withheld shall be released to Licensor if and when all Milestone development is current or with the payment due on Final Acceptance, whichever occurs sooner, provided that this Agreement has not as of such time been canceled or terminated.

8.           Attribution, Publicity and Promotional Appearances

8.1	Attribution. Licensor shall be entitled to such credits as are specified in the Credit Schedule as set forth in Exhibit A attached hereto.

8.2
Publicity Involving Atari. Licensor shall not use Atari’s name or any of Atari’s Intellectual Property in any press release, advertisement or promotional materials without Atari’s prior written consent, such consent not to be unreasonably withheld.

9.           Representations and Warranties

As an inducement to Atari entering into and consummating this Agreement, Licensor represents, warrants and covenants as follows:

9.1
Organization Representations; Enforceability. Licensor is duly organized, validly existing and in good standing in the jurisdiction as stated in Exhibit A to this Agreement. The execution and delivery of this Agreement by Licensor and the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Licensor. This Agreement constitutes a valid and binding obligation of Licensor enforceable in accordance with its terms.

[***]	A series of three asterisks within brackets denotes the omission of material pursuant to a request for confidential treatment. Such omitted material has been filed separately with the Securities and Exchange Commission.

HoE Publishing Agreement – Execution Copy

9.2
No Conflict. The entering into and performance of this Agreement by Licensor does not and will not violate, conflict with or result in a material default under any other contract, agreement, indenture, decree, judgment, undertaking, conveyance, lien or encumbrance to which Licensor or any of its affiliates is a party or by which it or any of its property is or may become subject or bound. Licensor will not grant any rights under any future agreement, nor will it permit or suffer any lien, obligation or encumbrances that will conflict with the full enjoyment by Atari of its rights under this Agreement.

9.3
Right to Make Full Grant. Except as set forth in Schedule 9.3 (the “Security Interests”), Licensor has and shall have all requisite ownership, rights and licenses to perform its obligations under this Agreement fully as contemplated hereby and to grant to Atari all rights with respect to the Deliverables, the Title and any Source Materials purported to be granted hereunder, including, without limitation, the exclusivity grants contained herein, free and clear of any and all agreements, liens, adverse claims, encumbrances and interests of any Person, including, without limitation, Licensor’s employees, agents, artists and contractors and such contractors’ employees, agents and artists, who have provided, are providing or shall provide services with respect to the development of the Deliverables and the Title.

9.3.1
Security Interests.  Licensor is permitted to grant all the licenses and rights granted to Atari hereunder pursuant to the terms of the Security Interests and such grant does and shall not violate any representation, warranty or covenant thereunder.

9.4
Noninfringement. Nothing contained in the Deliverables or the Title, required in the process of incorporating the Deliverables into the Title, or required in order for Licensor to create and deliver the Deliverables and the Title under this Agreement does or will infringe, violate or misappropriate any Intellectual Property or Intellectual Property Right of any third party. Further, no characteristic of the Deliverables or the Title does or will cause manufacturing, using, maintaining or selling units of the Title containing the Deliverables to infringe, violate or misappropriate any Intellectual Property or Intellectual Property Right of any Person.

9.5
No Pending or Current Litigation. Licensor is not involved in current litigation, arbitration or any other claim and knows of no pending litigation, arbitration, other claim, or fact which may be the basis of any claim regarding any of the materials Licensor has used or will use to develop or has incorporated or will incorporate into the Deliverables or the Title to be delivered under this Agreement.

9.6
No Harmful Content.  The Deliverables and the Title as delivered by Licensor to Atari contain and will contain no matter which is injurious to end-users or their property, or which is scandalous, libelous, obscene, an invasion of privacy or otherwise unlawful or tortious.

9.7
No Viruses.  Each Deliverable developed under this Agreement and the media upon which it is delivered to Atari contain and will contain no computer viruses, booby traps, worms, time bombs or other programming designed to interfere with the normal functioning of the Deliverables, the Title into which the Deliverables are and/or will be incorporated, or Atari’s or the end-user’s equipment, programs or data.

9.8
No Easter Eggs/Unauthorized Content.  Each Deliverable and the Title contain and will contain no functionality, graphics, or audio or visual material, including without limitation references to Licensor, Licensor’s employees or consultants, Licensor’s competitors, Atari, or any other entity or person, unless such material has been disclosed to, prescribed by, or supplied by Atari.

9.9	First-Party Approvals. Licensor has received concept approval for the Title from Microsoft Corporation and Sony Computer Entertainment of America, Inc.

9.10
Credits.  The credit requirements and other materials delivered by Licensor to Atari, including, but not limited to, any and all third party credits under this Agreement shall be complete and accurate and Atari shall incur no liabilities to any third parties arising out of the use of such materials and compliance with such credit requirements pursuant to Atari’s rights in the Title.

[***]	A series of three asterisks within brackets denotes the omission of material pursuant to a request for confidential treatment. Such omitted material has been filed separately with the Securities and Exchange Commission.

HoE Publishing Agreement – Execution Copy

9.11
Third-Party Payments.  Licensor shall be solely responsible for any and shall pay any third party payments or residuals for use of the Title, Content, Title engine, third party tools, and Software as contemplated and to be allowed hereunder (including without limitation music publisher royalties, if applicable).

9.12	Inducement Letter. [***]

10.           Atari’s Representations and Warranties
As an inducement to Licensor entering into and consummating this Agreement, Atari represents, warrants and covenants as follows:

10.1
Organization Representations:  Enforceability.  Atari is a duly organized, validly existing corporation in good standing in Delaware.  The execution and delivery of this Agreement by Atari and the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Atari.  This Agreement constitutes a valid and binding obligation of Atari enforceable in accordance with its terms.

10.2
No Conflict.  The entering into and performance of this Agreement by Atari does not and will not violate, conflict with or result in a material default under any other contract, agreement, indenture, decree, judgment, undertaking, conveyance, lien or encumbrance to which Atari is a party.  Atari will not grant any rights under any future agreement, nor will it permit or suffer any lien, obligation or encumbrances that will conflict with the full enjoyment by Licensor of its rights under this Agreement.

10.3
Noninfringement.  Nothing contained in any materials supplied to Licensor by Atari or any of Atari’s agents or contractors does or will infringe, violate or misappropriate any Intellectual Property or Intellectual Property Right of any third party.  Further, no characteristic of such materials does or will cause manufacturing, using, maintaining or selling units of the Title to infringe, violate or misappropriate any Intellectual Property or Intellectual Property Right of any third party.

11.           Indemnification

11.1
Licensor’s Indemnification of Atari.  Licensor hereby indemnifies Atari, its officers, directors and  employees, and agrees to defend and hold them harmless from and against any and all liability, damage, loss or expense (including reasonable attorneys’ fees) (A) arising from any third party claim, demand, action or proceeding (a “Claim”) based upon (i) the alleged breach of any of Licensor’s representations, warranties or covenants set forth in Section 9; (ii) the failure of Licensor’s Deliverables to perform in accordance with the Specifications; (iii) Licensor’s tortious conduct; or (iv) Licensor’s breach of Section 13, or (B) incurred in the settlement or avoidance of any such Claim, provided, however, that Atari shall give prompt notice to Licensor of the assertion of any such Claim and provided further that Licensor shall have the right to select counsel and control the defense thereof, subject to Atari’s right to participate through counsel (at its own expense) therein.  Atari shall have the right to withhold amounts otherwise payable to Licensor under this Agreement not in excess of the amount reasonably believed to be subject to any such Claim and to apply such amounts as required in satisfaction of the foregoing indemnities.

11.2
Atari’s Indemnification of Licensor.  Atari hereby indemnifies Licensor, its officers, directors, and employees, and agrees to defend and hold them harmless from and against any and all liability, damage, loss or expense (including reasonable attorneys’ fees) (A) arising from any third-party claim, demand, action or proceeding (a “Claim”) based upon (i) the alleged breach of any of Atari’s representations, warranties or covenants set forth in Section 10; (ii) Atari’s tortious conduct; or (iii) Atari’s breach of Section 13, or (B) incurred in the settlement or avoidance of any such Claim, provided, however, that Licensor shall give prompt notice to Atari of the assertion of any such Claim and provided further that Atari shall have the right to select counsel and control the defense thereof, subject to Licensor’s right to participate through counsel (at its own expense) therein.

12	[***]

[***]	A series of three asterisks within brackets denotes the omission of material pursuant to a request for confidential treatment. Such omitted material has been filed separately with the Securities and Exchange Commission.

HoE Publishing Agreement – Execution Copy

13.           Confidentiality

13.1
Preservation of Confidentiality.  Each party (“Receiving Party”) agrees that it will hold all Confidential Information of the other party (“Disclosing Party”) in trust for the sole benefit of the Disclosing Party and for the exercise of the limited rights expressly granted to the Receiving Party under this Agreement. The Receiving Party shall take all reasonable steps necessary to preserve the confidentiality of the Confidential Information of the Disclosing Party, including, but not limited to, those steps that the Receiving Party takes to protect the confidentiality of its own most highly confidential information. Except as may be expressly authorized by the Disclosing Party in writing, the Receiving Party shall not at any time either before or after any termination of this Agreement, directly or indirectly: (i) disclose any Confidential Information to any person other than an employee or subcontractor of the Receiving Party who needs to know or have access to such Confidential Information for the purposes of this Agreement, and only to the extent necessary for such purposes; (ii) except as otherwise provided in this Agreement, duplicate the Confidential Information for any purpose whatsoever; or (iii) use the Confidential Information for any reason or purpose other than as expressly permitted in this Agreement.

1.
The Receiving Party shall notify each of its employees and subcontractors to whom it discloses or provides access to Confidential Information, that such disclosure or access is made in confidence and, prior to such disclosure or provision of access, the Receiving Party shall obtain such employee’s or subcontractor’s written agreement to protect the confidentiality of the Confidential Information.

13.2
Obligations Upon Unauthorized Disclosure. If at any time, the Receiving Party becomes aware of any unauthorized duplication, access, use, possession or knowledge of any Confidential Information, the Receiving Party shall immediately notify the Disclosing Party. The Receiving Party shall provide any and all reasonable assistance to the Disclosing Party to protect the Disclosing Party’s proprietary rights in any Confidential Information that the Receiving Party or its employees or subcontractors may have directly or indirectly disclosed or made available and that may be duplicated, accessed, used, possessed or known in a manner or for a purpose not expressly authorized by this Agreement, including, but not limited to enforcement of confidentiality agreements, commencement and prosecution in good faith of legal action (alone or with the Disclosing Party), and reimbursement for all reasonable attorneys’ fees (and all related costs), costs and expenses incurred by the Disclosing Party to protect its proprietary rights in the Confidential Information. The Receiving Party shall take all reasonable steps requested by the Disclosing Party to prevent the recurrence of any unauthorized duplication, access, use, possession or knowledge of the Confidential Information.

13.3
Exceptions. The foregoing restrictions will not apply to information to the extent that the Receiving Party can demonstrate such information (i) was known to the Receiving Party at the time of disclosure to the Receiving Party by the Disclosing Party as shown by the files of the Receiving Party in existence at the time of disclosure; (ii) has become publicly known through no wrongful act of the Receiving Party; (iii) has been rightfully received from a third party authorized by the Disclosing Party to make such disclosure without restriction; (iv) has been approved for release by written authorization of the Disclosing Party; or (v) has been disclosed by court order or as otherwise required by law, provided that the Receiving Party has notified the Disclosing Party immediately upon learning of the possibility of any such court order or legal requirement and has given the Disclosing Party a reasonable opportunity (and cooperated with the Disclosing Party) to contest or limit the scope of such required disclosure (including without limitation application for a protective order).

13.4
Confidentiality of Agreement. Notwithstanding Section 13.1, each party may disclose the terms and conditions of this Agreement (i) as required by any court or other governmental body or as otherwise required by law, provided that such party has notified the other party immediately upon learning of the possibility of any such requirement and has given the other party a reasonable opportunity (and cooperated with the other party) to contest or limit the scope of such required disclosure (including without limitation application for a protective order); (ii) to legal counsel; (iii) in confidence, to accountants, banks, and financing sources and their advisors; and (iv) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement.  Notwithstanding anything to the contrary in this Agreement, the

[***]	A series of three asterisks within brackets denotes the omission of material pursuant to a request for confidential treatment. Such omitted material has been filed separately with the Securities and Exchange Commission.

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parties shall publicly disclose the existence and general nature of this Agreement through a joint press release, the text of which shall be jointly approved by the parties and the timing of which shall be at Atari’s sole discretion (the “Announcement”).  Except as provided in subsections (i) through (iv) above, any public disclosure of the existence and/or general nature of this Agreement prior to the Announcement by Licensor shall require prior written consent of Atari.

13.5
Return of Confidential Materials. Upon any expiration, termination or cancellation of this Agreement or the completion of Licensor’s services hereunder, or at any time that Atari may request, each party shall promptly return to the other all Confidential Information in tangible form which is then in the possession or control of such party.

13.6
Notwithstanding anything to the contrary contained herein, the confidentiality restrictions set forth herein shall not apply to Atari with respect to disclosure to third parties necessary in connection with Atari’s or its licensees’ or sublicensees’ exploitation of the Content, the Software, Ancillary Products and the Title in accordance with the terms and conditions of this Agreement.

14.           Termination

14.1
Subject to Section 15.2, and in the event of a material breach of this Agreement by Atari prior to completion of the Title, Licensor may terminate this Agreement by giving thirty (30) days prior written notice.  Notwithstanding the foregoing, this Agreement will not terminate at the end of the notice period if Atari has cured the breach about which it has been notified. After completion of the Title, Licensor agrees that its sole remedy for failure by Atari or its licensees to cure, or attempt to cure, any breach hereof, including failure to use reasonable efforts to insure that such trademark notices are placed in the manner on the Title as directed by Licensor, shall be a legal claim for damages, and Licensor hereby waives all rights to seek injunctive relief.

14.2
Subject to Sections 15.1 and 15.2, and in addition to Atari's other termination rights hereunder and without limiting Atari's rights or remedies at law or in equity, Atari may upon written notice to Licensor terminate this Agreement as a result of a material breach of this Agreement by Licensor, provided that Licensor may cure such breach in fifteen (15) days from the date said notice is deemed delivered as set forth in Section 20 except for termination by Atari for material breach pursuant to Section 2.2, in which case termination shall be deemed effective immediately.  A material breach may include, but is not limited to, Licensor's failure to finish the Title, Licensor's ceasing to do business, Licensor's filing for bankruptcy or otherwise being insolvent, Licensor's failure to have the Deliverables  approved by Atari, and/or Licensor's failure to finish the Title on time or on budget as per the Milestone schedule.  In the event of such termination, Atari shall have no obligation to pay Licensor any additional installments of the Compensation, and Atari shall be entitled to be paid back or to recover any and all payments for non-approved Milestones.

14.3
Subject to Section 15.2, and in addition to Atari's other termination rights hereunder, and without limiting Atari's rights or remedies at law or in equity, Atari may terminate this Agreement at any time prior to the Final Delivery Date, without cause, by providing Licensor with written notice of such termination. In the event of such termination, Atari shall have no obligation to pay Licensor any additional installments of the Milestone payments except as set forth herein.  If Atari has given written approval of a Milestone as set forth herein, then Atari shall honor its payment obligations for such approved Milestone and in addition shall pay Licensor the pro-rated amount for the then current Milestone.

14.4
Subject to Sections 15.1 and 15.2, and in addition to Atari's other termination rights hereunder, and without limiting Atari's rights or remedies at law or in equity, after approval of the final Deliverables by Atari, any applicable licensor(s), and any applicable Manufacturers, Atari may terminate this Agreement at any time for a breach of any of the representations, warranties, obligations, or indemnifications made, or agreed to, by Licensor herein, or any material breach of this Agreement.  In the event of such termination, Atari shall (i) have no obligation to pay Licensor any additional Royalties hereunder, including, but not limited to, any Royalties earned, but for which Atari has not yet rendered an accounting.

[***]	A series of three asterisks within brackets denotes the omission of material pursuant to a request for confidential treatment. Such omitted material has been filed separately with the Securities and Exchange Commission.

HoE Publishing Agreement – Execution Copy

14.5
Subject to Section 15.2 and in addition to Atari’s other termination rights hereunder, if a receiver, administrator, administrative receiver or manager shall be appointed or any distress or execution or other process shall be levied on or enforced (and not being discharged within 30 days) over the whole or any part of Licensor's assets, or if Licensor offers to make or makes any arrangement with or for the benefit of its creditors, or commits an act of or files for bankruptcy, or if any petition to consider a resolution for the making of an administration order or to wind up or dissolve Licensor shall be passed or presented, or if Licensor ceases to carry on business, or suffers any analogous proceedings under foreign law (any of the foregoing, a “Licensor Insolvency Event”), then Atari shall have the right to immediately terminate this Agreement upon written notice to Licensor.  If this Agreement is terminated pursuant to this Section 14.5, neither this Agreement nor any right or interest herein shall be deemed an asset in any insolvency, receivership, bankruptcy arrangement proceedings, and neither Licensor, its receivers, representatives, trustees, agents, administrators, successors and/or assigns shall have any right to sell, exploit or in any way deal in any of the Title or Deliverables.  In the event this Agreement is terminated by Atari hereunder, any and all Deliverables created by or on behalf of Licensor hereunder shall be immediately delivered to Atari.

14.6	Notwithstanding anything to the contrary contained herein, Atari's right to terminate this Agreement as set forth herein shall include the right to terminate the Agreement in whole or in part.

14.7
Survival.  The respective rights, obligations, representations and warranties of the parties under Sections 1.6, 2.2, 9 through 14, 15, 16, 18, 20, and 22 through 32 shall survive any cancellation, termination or expiration of this Agreement.

15.	Rights in Title and Software upon Termination

15.1
In the event Atari terminates this Agreement for a material breach by Licensor prior to the delivery of the final Deliverables as set forth in Section 14 above or in accordance with Section 14.5, Atari may, in its sole discretion, within sixty (60) days of the notice of termination elect to retain all rights licensed to it hereunder with respect to the Title, Software and Content.  Licensor shall deliver to Atari all Source Materials for the Title and provide Atari with reasonable assistance in completing development of the Title.  Atari may provide the Software and Content to a third party developer for completion of the Title.  In the event Atari elects to have a third party developer complete the Title, Atari's only payment obligation to Licensor shall be a pro-rated royalty, and Atari shall only have an obligation to pay Licensor any such pro-rated royalty, if any, after Atari has recouped any and all of the Milestone payments paid to Licensor hereunder and all other development costs paid by Atari in order to complete the Title.  The pro-rated royalty rate shall be computed by multiplying the royalty rate set forth on Exhibit D by a fraction the numerator of which is the dollar amount associated with all completed and approved Milestones and the denominator of which is the total dollar amount paid by Atari for delivery of the completed Title (i.e., any and all Milestone payments paid hereunder plus any monies paid to a third party developer).

15.1.1
In the event Atari terminates this Agreement for a material breach by Licensor after approval of the final Deliverables as set forth in Section 14.4 above or in accordance with Section 14.5, Atari may, in its sole discretion, within sixty (60) days of the notice of termination elect to retain all rights licensed to it hereunder with respect to the Title(s), Software, Ancillary Products, Future Products and Content.  Licensor shall deliver to Atari all source materials for the Title.  In accordance with Section 14.4, Atari may retain a reasonable estimated amount from royalties hereunder, including, but not limited to, any royalties earned, but for which Atari has not yet rendered an accounting, in anticipation of damages hereunder.

[***]	A series of three asterisks within brackets denotes the omission of material pursuant to a request for confidential treatment. Such omitted material has been filed separately with the Securities and Exchange Commission.

HoE Publishing Agreement – Execution Copy

15.2
In the event (i) Atari terminates this Agreement as set forth in Section 14.2, 14.4 or 14.5 and Atari elects not to exercise its rights under Section 15.1, if any; (ii) Atari terminates this Agreement pursuant to Section 14.3; or (iii) Licensor terminates this Agreement pursuant to Section 14.1, all rights granted to Atari by Licensor hereunder shall immediately revert to Licensor subject to the sell-off period (“Sell-Off Period”) set forth in Section 16.  If Licensor completes the Title, licenses the Title and/or Software and/or Content, or in any other manner, now known or hereinafter discovered, invented, or developed, exploits the Title and/or Software and/or Content, Licensor shall, from first dollar received from any source, including development dollars, pay Atari the total amount of the Milestone payments and any other amounts paid by Atari to Licensor prior to the date of termination.

15.3
Notwithstanding anything to the contrary contained herein, following the expiration or termination of this Agreement both Atari and Licensor shall continue to have the right to receive revenues and/or royalties from any and all licenses, sublicenses, engagements, contracts and agreements entered into during, or substantially negotiated prior to the end of, the Term for the Title and Ancillary Products and any extensions hereof and upon any and all extensions, modifications, renewals and substitutions thereof; and upon any such resumptions of all such licenses, sublicenses, engagements, and contracts.  Atari shall have the obligation to continue to pay Licensor per the royalty and accounting provisions of Exhibit B and the Royalty Addendum hereof.  Any license, assignment or similar agreement entered into by Atari with a third party, or third parties, for the Ancillary Products shall survive the expiration or termination of this Agreement for so long as such license agreement remains in full force and effect.

15.4
Upon expiration of the Term and reversion of the rights hereunder to Licensor, Licensor agrees that in consideration of Atari's promotion of the Title, Content [***] or other derivative products created hereunder, Licensor shall pay Atari an amount equal to fifty percent (50%) of any Net Receipts and other revenues received by Licensor in connection with the Title or other product developed hereunder and distributed by Licensor after the Term.  Licensor shall have the same accounting and payment obligations in connection therewith as Atari has hereunder, and Atari shall have the same audit rights as Licensor hereunder.  For the sake of clarity, Atari shall only be entitled to share in the revenue in connection with the Title and derivative products created during the Term, and shall not be entitled to share in any revenue relating to the Content or games developed after the Term.

16.           Sell-Off Period

16.1
Following the expiration or termination of the Agreement in whole or in part, Atari shall deliver within ninety (90) business days to Licensor a statement including the number and description of the Title units and Ancillary Products in Atari's inventory, or licenses or sublicenses presently existing, on hand, on order or in process before the expiration or termination date.

16.2
Upon the expiration or termination hereof, Atari shall immediately cease further exploitation of the license granted herein with respect to the manufacture and sale of Titles and/or Ancillary Products; provided, however, Atari shall have a period (the “Sell-off Period”) of [***] after such expiration or termination to sell off the Titles and/or Ancillary Products remaining in its inventory, on hand, on order, or in process, before the expiration or termination date.  Licensor shall be entitled to receive royalties in connection with all sales made by Atari during the Sell-off Period.

16.3
Upon the expiration of the Sell-off Period, Atari shall cease to sell the Titles and Ancillary Products and in a reasonable amount of time shall supply to Licensor with a list of the inventory of the Titles and Ancillary Products at such date.

16.4
In the event that Atari does not sell all of its inventory of the Title and Ancillary Products during the Sell-off Period, Licensor shall have the option, to be exercised by giving Atari written notice, within five (5) business days after the expiration of the Sell-off Period to (i) extend the Sell-off Period for an additional thirty (30) days, (ii) purchase, at Atari's cost, any and all of the Title and Ancillary Products remaining in Atari's inventory at the expiration of the Sell-off Period or (iii) order the destruction of all of the Title and

[***]	A series of three asterisks within brackets denotes the omission of material pursuant to a request for confidential treatment. Such omitted material has been filed separately with the Securities and Exchange Commission.

HoE Publishing Agreement – Execution Copy

Ancillary Products remaining in inventory.  Licensor may extend the Sell-off Period for any number of additional thirty (30) day periods, and in the event that Licensor elects not to further extend the Sell-off Period at the end of any thirty (30) day extension then it shall choose either option (ii) or option (iii) at such time.

17.           Force Majeure

Neither party shall be deemed in default of this Agreement to the extent that performance of their obligations or attempts to cure any breach are delayed or prevented by reason of any act of God, fire, natural disaster, accident, act of government, sabotage of material or supplies or any other cause beyond the control of such party (“Force Majeure”), provided that such party gives the other party written notice thereof promptly and, in any event, within fifteen (15) calendar days of discovery thereof. In the event of such a Force Majeure, the time for performance or cure shall be extended for a period equal to the duration of the Force Majeure, but not in excess of six (6) months.

18.	Limitation of Liability

EXCEPT FOR BREACHES OF SECTION 13, AND EXCEPT AS PROVIDED IN SECTION 11 WITH REGARD TO THIRD-PARTY CLAIMS, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OF ANY NATURE, FOR ANY REASON, INCLUDING, WITHOUT LIMITATION, THE BREACH OF THIS AGREEMENT OR ANY TERMINATION OF THIS AGREEMENT, WHETHER SUCH LIABILITY IS ASSERTED ON THE BASIS OF CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY) OR OTHERWISE, EVEN IF THE OTHER PARTY HAS BEEN WARNED OF THE POSSIBILITY OF SUCH DAMAGES.  All remedies provided for in this Agreement are intended to be cumulative, and not exclusive or in limitation of any other remedies, whether provided in other provisions of this Agreement or otherwise available under applicable law, except to the extent remedies are specifically limited by the foregoing sentence.

19.           Assignment

Atari shall have the right to extend the license granted hereunder to any subsidiary, affiliated or controlled company and to sublicense any of the rights granted herein.  Atari shall have the right to assign this Agreement so long as such assignee agrees to be bound by its covenants and burdens.  Licensor may assign Licensor’s right to receive royalties under this Agreement at any time.  Licensor may, upon written approval by Atari, not to be unreasonably withheld, assign all Licensor’s rights and obligations under this Agreement to its successor-in-interest upon a Change of Control of Licensor, provided in each instance that such assignee agrees to be bound by its covenants and burdens.  Except as otherwise provided above, Licensor may not assign, sublicense or delegate this Agreement or its obligations hereunder, in whole or in part, expressly or by operation of law without the prior written consent of Atari, which Atari may grant or withhold in its sole discretion; provided, however, that after ninety (90) days after Final Acceptance, Atari shall not unreasonably withhold or delay such consent.  In the event of any permitted or consented to assignment, sublicense or delegation by Licensor, Licensor shall remain primarily obligated and liable under all the provisions of this Agreement.  Any assignment, sublicense or delegation in violation of the preceding sentence shall be null and void.  Subject to the foregoing provisions of this paragraph, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.  It is further understood and agreed that all obligations of exclusivity granted to Atari which are binding on Licensor hereunder shall also be binding upon any Person controlling, controlled by or under common control with Licensor, and Licensor agrees to employ no such legal form or instrumentality, or assist any third party in any activity, so as to avoid any such obligations, option or right.

20.           Notices

All notices hereunder shall be in writing and shall be effective upon receipt. Notices may be sent by any reasonable means, including facsimile. The parties shall notify each other of their respective facsimile numbers or any changes thereof or of their addresses for notice; provided that a copy of every notice sent to Atari shall also be sent to the LIME, LLC – Lawyers for Interactive Media & Entertainment, 132 Fayerweather Street, Cambridge, MA 02138; attn: Steven A. Bercu, Esq., facsimile (617) 812-2554.  Unless notice is given to the contrary, Licensor’s address and facsimile number for notice shall be deemed to be as shown in Exhibit A of this Agreement.

[***]	A series of three asterisks within brackets denotes the omission of material pursuant to a request for confidential treatment. Such omitted material has been filed separately with the Securities and Exchange Commission.

HoE Publishing Agreement – Execution Copy

21.           Request for Assurances

If at any time during the term of this Agreement Atari determines that it is questionable whether Licensor will perform any of its material obligations hereunder, Atari shall be entitled to request from Licensor such written assurances of due performance as Atari, in its reasonable discretion, shall deem adequate.  Failure by Licensor to provide assurances in the form requested within fifteen (15) calendar days after receipt of a written request therefor shall constitute a material breach of this Agreement.

22.           Independent Contractors

Licensor shall be deemed to have the status of an independent contractor, and nothing in this Agreement shall be deemed to place the parties in the relationship of employer-employee, principal-agent, or partners or joint venturers.

23.           Taxes

Licensor shall be responsible for and pay any withholding taxes, payroll taxes, disability insurance payments, unemployment taxes and all other taxes or charges on the payments received by Licensor hereunder.  Atari may deduct from any and all payments hereunder all taxes that Atari is legally required to withhold.  Atari shall notify Licensor of any such deductions along with the corresponding payments hereunder.

24.           No Agents

Licensor represents that it knows of no finder, agent or broker (exclusive of Licensor’s officers, directors and employees) who (i) participated in any way in bringing about the within transaction, or (ii) that Licensor reasonably believes would claim compensation therefor.

25.           Governing Law and Consent to Jurisdiction Venue and Service of Process

This Agreement shall be governed by the substantive laws of the State of New York (without giving effect to its conflict of law rules), all rights and obligations of the parties of this Agreement and the interpretation, construction and enforceability hereof shall also be governed by the laws of the State of New York (without giving effect to its conflict of law rules). Atari and Licensor agree (i) to submit to the jurisdiction of any State and/or Federal Court situated within New York County, New York for any action properly brought pursuant to this Agreement; (ii) to waive any objection they may have now or hereafter to the venue of any suit brought pursuant to clause (i) above; and (iii) that service of process may be made by mailing a copy of such process by registered or certified mail, postage prepaid, return receipt requested to the served party’s representative as identified in this Agreement, or such other representative as has been identified as of such time as service is to be made.

26.           Waiver

Any term or condition of this Agreement may be waived or qualified by a party entitled to the benefit thereof only by a written instrument executed by such party.  No omission, delay or failure on the part of either party in exercising any rights hereunder, and no partial or single exercise thereof, will constitute a waiver of such rights or of any other rights hereunder.

27.           Number and Gender

Except as otherwise specified, singular and plural forms, and gender forms, of pronouns and other words and terms herein shall be deemed interchangeable as required by the context and the identity of the parties.

28.           Other Programs Published by Atari

Licensor acknowledges that Atari is in the interactive game business.  Nothing contained in this Agreement shall be construed to prevent Atari from using, developing, having others develop, and marketing and distributing and having others market and distribute, any software or other products similar in function to the Deliverables but not derived from the Source Code thereof or to obligate Atari to compensate Licensor in any way therefor.

[***]	A series of three asterisks within brackets denotes the omission of material pursuant to a request for confidential treatment. Such omitted material has been filed separately with the Securities and Exchange Commission.

HoE Publishing Agreement – Execution Copy

29.           Illegal Acts

In no event shall this Agreement be construed as requiring Atari or Licensor to commit any unlawful act or acts whatsoever.

30.           Severability

In the event that any court of competent jurisdiction declares any portion of this Agreement to be invalid or otherwise unenforceable, the remainder of this Agreement shall remain in force and shall be unaffected by such invalidity or unenforceability.

31.           Entire Agreement

This Agreement, along with the exhibits, schedules and addenda referenced herein, which are hereby incorporated by reference, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings, oral or written. This Agreement may be modified only by an instrument in writing duly executed by both parties.

32.           Submission Not An Offer

This document shall not be deemed an offer and shall not be binding unless signed by a duly authorized officer of all named parties.

AGREED AND ACCEPTED:

ATARI INTERACTIVE, INC.		RED MILE ENTERTAINMENT, INC.

By:	/s/	By:	/s/
Print		Print
Name:	Phil Harrison	Name:	Simon Price

Title:	President	Title:	President

Date:	6/23/2008	Date:	6/20/2008

[***]	A series of three asterisks within brackets denotes the omission of material pursuant to a request for confidential treatment. Such omitted material has been filed separately with the Securities and Exchange Commission.

HoE Publishing Agreement – Execution Copy

EXHIBIT A
CONTRACT INFORMATION

Name of Title:  HEROES OVER EUROPE

I. Information Regarding Licensor:

Licensor’s Name	Red Mile Entertainment, Inc.

Address	223 San Anselmo Ave., Ste. 3

San Anselmo, CA 94960

Fax Number	(415) 339-4251

Phone Number	(415) 339-4240

Type of legal entity	Corporation

State/Country of Incorporation or Organization:  Delaware

TIN:	20-4441647

Contact:

Name:	Chester Aldridge

Title:	Chairman/CEO

Direct dial:	(415) 339-4241

Email:	chester@redmileentertainment.com

II. Support Schedule:

Licensor shall provide consultation to Atari’s employees, from time to time, as necessary to solve consumer problems with installation and/or use of the Title; provided, however, that Atari shall in all cases (i) be the first point of contact with end users of the Title, (ii) shall make reasonable efforts to identify and solve routine issues concerning installation and basic operation of the Title by such end users, and (iii) provide other primary-level support to end users.

III. Credits:

A.
Screen Credit.  The Title shall display, each time execution begins, an opening Atari Interactive logo followed by a “splash” screen identifying Licensor as the owner of the underlying property and, if requested by Licensor, a further “splash” screen identifying Licensor or its third-party contractor as the developer of the Title.  In the event that Atari chooses, in its sole discretion, to display any credits when the user terminates execution of the Title, then Atari shall include appropriate credits for Licensor (and, if requested by Licensor, its third-party development contractor).

B.
In-Game Credit.  Atari shall include, in the menu-accessible credits included in the Title, credits identifying Licensor as the owner of the underlying property and, if requested by Licensor, Licensor or its third-party contractor as developer of the Title.

C.	Advertising. Atari may at its sole discretion include a name, trademark or symbol relating to Licensor in any advertising for the Title.

[***]	A series of three asterisks within brackets denotes the omission of material pursuant to a request for confidential treatment. Such omitted material has been filed separately with the Securities and Exchange Commission.

HoE Publishing Agreement – Execution Copy
1

EXHIBIT B
MILESTONE, DELIVERABLE AND PAYMENT SCHEDULE

HEROES OVER EUROPE

PS3, X360, PC
No.	Milestone Date	Deliverable Description	Publishing Fee (US$) Due Upon Approval of Deliverable
1	[***]	Signing	[***]
2	[***]
GDD & TDD delivered

[***]
- evidence in a form reasonably acceptable to Atari of payment to Transmission Games of all amounts payable to Transmission Games in connection with Deliverables included in this Milestone and acknowledgment executed by a duly authorized officer of Transmission Games of receipt of such amounts.

[***]
3	[***]
Alpha
[***]
- evidence in a form reasonably acceptable to Atari of payment to Transmission Games of all amounts payable to Transmission Games in connection with Deliverables included in this Milestone and acknowledgment executed by a duly authorized officer of Transmission Games of receipt of such amounts.

[***]
[***]
Pre-Beta

- Localization Kit ready for full usage and implementation (but allowable for minor adjustments based on game finalization and delivery of the Beta MS)

- Integration Kit

- evidence in a form reasonably acceptable to Atari of payment to Transmission Games of all amounts payable to Transmission Games in connection with Deliverables included in this Milestone and acknowledgment executed by a duly authorized officer of Transmission Games of receipt of such amounts.

[***]

[***]	A series of three asterisks within brackets denotes the omission of material pursuant to a request for confidential treatment. Such omitted material has been filed separately with the Securities and Exchange Commission.

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4	[***]
Consumer demo for PSN/XBL/PC covermount submitted for approval.
- evidence in a form reasonably acceptable to Atari of payment to Transmission Games of all amounts payable to Transmission Games in connection with Deliverables included in this Milestone and acknowledgment executed by a duly authorized officer of Transmission Games of receipt of such amounts.

[***]
5	[***]
Beta

- evidence in a form reasonably acceptable to Atari of payment to Transmission Games of all amounts payable to Transmission Games in connection with Deliverables included in this Milestone and acknowledgment executed by a duly authorized officer of Transmission Games of receipt of such amounts.

[***]
6	[***]
PSN/XBL/PC covermount demo approved.
- evidence in a form reasonably acceptable to Atari of payment to Transmission Games of all amounts payable to Transmission Games in connection with Deliverables included in this Milestone and acknowledgment executed by a duly authorized officer of Transmission Games of receipt of such amounts.

[***]
7	[***]
Gold Master Submission
- evidence in a form reasonably acceptable to Atari of payment to Transmission Games of all amounts payable to Transmission Games in connection with Deliverables included in this Milestone and acknowledgment executed by a duly authorized officer of Transmission Games of receipt of such amounts.

[***]

[***]	A series of three asterisks within brackets denotes the omission of material pursuant to a request for confidential treatment. Such omitted material has been filed separately with the Securities and Exchange Commission.

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8	[***]
Gold Master Approval (excluding the Non-EFIGS Localizations)(as defined in Exhibit C); full source and archival delivery including highest-resolution a/v assets
- evidence in a form reasonably acceptable to Atari of payment to Transmission Games of all amounts payable to Transmission Games in connection with Deliverables included in this Milestone and acknowledgment executed by a duly authorized officer of Transmission Games of receipt of such amounts.

[***]
9.	[***]
Gold Master Approval - Non-EFIGS Localizations and full source and archival delivery in connection therewith
- evidence in a form reasonably acceptable to Atari of payment to Transmission Games of all amounts payable to Transmission Games in connection with Deliverables included in this Milestone and acknowledgment executed by a duly authorized officer of Transmission Games of receipt of such amounts.

[***]
		TOTAL	[***]

Completion Bonus, if applicable (in accordance with Exhibit D):	[***]

Schedule 1

[***]

[***]	A series of three asterisks within brackets denotes the omission of material pursuant to a request for confidential treatment. Such omitted material has been filed separately with the Securities and Exchange Commission.

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EXHIBIT C
SPECIFICATIONS

HEROES OVER EUROPE

Localizations (Licensor to perform integration services, in each case in accordance with and subject to Section 1.11): U.K. English, French, Italian, German, Spanish, Korean, Traditional Chinese, Japanese, and, in accordance with Section 1.11 and for PC Platform only, Russian and Polish.  The Korean, Traditional Chinese and Japanese Localizations shall be referred to herein as the “Non-EFIGS Localizations”.

Heroes over Europe is the sequel to the successful WWII arcade flight sim/shooter, Heroes of the Pacific. [***]

Definitive GDD and TDD to be delivered with Milestone 2.

Content recoupable as a “Recoupable License Content” cost:  all costs incurred by Atari for creating or licensing content, technology or elements incorporated in, integrated into or embodied in the Title, including but not limited to the costs of the costs of preparing translations of audio-visual assets to be integrated in creating Localizations.

[***]	A series of three asterisks within brackets denotes the omission of material pursuant to a request for confidential treatment. Such omitted material has been filed separately with the Securities and Exchange Commission.

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EXHIBIT D
COMPENSATION SCHEDULE

HEROES OVER EUROPE

I. Budget:

Subject to the terms and conditions of this Agreement, the Budget for creating the Title shall be Seven Million Two Hundred Fifty Thousand United States Dollars (U.S. $7,250,000.00), which Atari has or shall pay to Licensor as Milestone payments pursuant to the Milestone, Deliverable and Payment schedule contained in Exhibit B, all of which (together with the Completion Bonus) shall be fully recoupable advances against royalties, if any.  Atari shall pay Licensor each Milestone payment within thirty (30) days after the date on which Atari accepts (pursuant to Section 2.1) the associated Milestone.  In addition, Atari shall pay Licensor the Completion Bonus in the event that (i) the Gold Master approval date for all Title Platform versions occurs by [***] and (ii) the average Game Ranking Score for the PlayStation 3 and Microsoft Xbox 360 Title Platform versions is at least [***].

Notwithstanding anything to the contrary herein, Atari agrees to satisfy a portion of the foregoing Milestone payment obligation to Licensor with respect to the first Milestone (“Signing”) by paying [***] associated with such first Milestone, earned by Licensor and payable by Atari upon execution of this Agreement and in any case with confirmation of wire transmission of funds to be provided no later than June 24, 2008 directly to Developer on behalf of Licensor and on Licensor’s account in accordance with the Developer wire instruction set forth below.  The balance of the first Milestone payment shall be payable directly to Licensor upon execution of this Agreement, in accordance with the Licensor wire instruction set forth below, and in any case with confirmation of wire transmission of funds to be provided no later than June 24, 2008.

Developer wire instruction:

[***]

Licensor wire instruction:

[***]

II. Royalties:

Subject to the terms and conditions of this Agreement, including any Royalty Reduction, Atari shall pay Licensor a royalty, subject to the Late Adjustment (if applicable) of [***] and, in the case of Net Receipts of the Exclusive Derivative Products, [***], provided in each instance that:  (a) Atari shall first recoup all payments made to Licensor as set forth under Section I (Budget) of this Exhibit and all Recoupable Content Costs, such recoupment to be at the rate of [***]; and (b) the foregoing [***] rates for the payment and recoupment of royalties by Atari shall be increased to [***] in the event that (i) the Game Ranking Scores for each of the PC, PS3 and Xbox 360 Platform Title versions average [***] or better and (ii) the Gold Master approval date for all Title Platform versions occurs by February 20, 2009.   All Platform Title versions, and all SKUs of each such Title version, shall be cross-collateralized for purposes of recoupment by Atari of payments made to Licensor under Section I (Budget) above.

[***]	A series of three asterisks within brackets denotes the omission of material pursuant to a request for confidential treatment. Such omitted material has been filed separately with the Securities and Exchange Commission.

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EXHIBIT E
FORM OF DELIVERABLE APPROVAL/DISAPPROVAL FORM

This document represents official notice to Licensors/Contractors of approval or disapproval of submitted Deliverables.
☐ Deliverable Approved
☐ Deliverable Rejected

Licensor Name:
Game:
Platform:
Date Submitted by Licensor/Contractor:
Contract Payment Date:
Payment Amount:
Deliverable/Milestone Number:

Comments:

Signatures required:

1.  Producer: __________________________________________Date:___________________

     Print Name: __________________________________________

2.  Exec. Producer: _____________________________________Date:__________________

3.  Legal: _____________________________________________Date:____________________

COPY TO FINANCE

[***]	A series of three asterisks within brackets denotes the omission of material pursuant to a request for confidential treatment. Such omitted material has been filed separately with the Securities and Exchange Commission.

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EXHIBIT F
FORM OF INDUCEMENT LETTER

[***]

[***]	A series of three asterisks within brackets denotes the omission of material pursuant to a request for confidential treatment. Such omitted material has been filed separately with the Securities and Exchange Commission.

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GLOSSARY ADDENDUM

“Alpha” means a code- and feature-complete version of the Title, ready for full testing.  Without limiting the generality of the foregoing, for the Alpha version of the Title: all features are functional and the Title can be played from beginning to end in all modes using all options; a small percentage of placeholder assets (art, music, sound, full-motion video/cinematics, etc.) is acceptable; can have bugs and crashes, but cannot have missing assets that prevent access to testing game features, modes, or options; for most games, this will be the first version submitted to QA for full testing; and (in the case of console-platform versions) Title is potentially ready for pre-tech submission to the applicable third-party platform manufacturer.

“Ancillary Products” shall mean any and all ancillary products, including but not limited to, hint books, strategy guides, photographs, posters and toys derived from, based on, or in any way related to, the Title, and, only if in production, in negotiation or commercially released prior to one (1) year following expiration or earlier termination of the Term, any motion pictures and television shows derived from, based on, or in any way related to, the Title.

[***]

“Atari’s Representative” shall mean Robert Stevenson, or such other individual or individuals who may be appointed from time to time by Atari to coordinate with Licensor on behalf of Atari with respect to this Agreement.

 “Background Intellectual Property” shall mean the Intellectual Property of Licensor identified under the heading “Background Intellectual Property” in Exhibit A.

“Beta” means a version of the Title in which all art, design, and code are complete.  Without limiting the generality of the foregoing, for the Beta version of the Title: all art is final, design tuning is completed, and all gameplay is fully functional and more robust than Alpha; in the event that Milestones require simultaneous delivery of foreign-language localized versions of the Title, or in the event that the Title contains multiple languages, all languages must be implemented; some minor play balancing and game tuning remain; and (in the case of console-Platform versions) Title is ready for pre-tech submission to the applicable third-party Platform manufacturer.

“Budget” shall mean the development budget set forth under the “Budget” heading of the Compensation Schedule (Exhibit D).

“Change of Control” shall mean a change of ownership or control of Licensor or of its business performing the work that is the subject matter of this Agreement, such that: (i) a single Person having direct or indirect majority ownership or control of Licensor ceases to have such ownership or control, (ii) there is a change of more than fifty percent (50%) in the composition of any group of Persons having direct or indirect majority ownership or control of Licensor, but not including changes which merely substitute a Person with another Person under common ownership or control with the Person removed, or (iii) Licensor sells substantially all of its business or that portion of its business, or substantially all of the assets of such business or portion, associated with the subject matter of this Agreement to a Person unaffiliated with Licensor.

“Confidential Information” shall mean all information relating to the Deliverables and Title or to the business of either party to this Agreement and their respective affiliates, including without limitation the existence of the Deliverables or Title, either party’s involvement with the Deliverables or Title, the terms of this Agreement or of any contract, subcontract, or other agreement, relationship or arrangement relating to services or materials of any nature to be provided with respect to the Deliverables or Title, the identities of the Persons providing such services and materials and the terms under which such services or materials are provided or to be provided, the identity of customers and prospects of either party or its affiliates, development or marketing plans for the Deliverables or Title or for any other product of either party or its affiliates, cost information, specifications, computer programs and related Source Code and Design Documentation, engineering notebooks, drawings, patent disclosures and applications and their status, presentations regarding the Deliverables or Title, market studies, sales information, nonpublic financial information, and any other information designated in writing or identified in this Agreement as confidential, provided, that no Intellectual Property that Atari owns pursuant to Section 4 shall be deemed Confidential Information of Licensor.

“Content” shall mean any and all Intellectual Property Rights in and to that certain property currently known as “Heroes over Europe”, including, but not limited to, the name and trademark of the Title, storylines, characters, names, symbols, titles, logos, artwork, music, game concept, designs, visual representations and likenesses, worlds, and universe of the Title, i.e., the content of the Title.

[***]	A series of three asterisks within brackets denotes the omission of material pursuant to a request for confidential treatment. Such omitted material has been filed separately with the Securities and Exchange Commission.

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“Credit Schedule” shall mean the list of credits and/or notices set forth under the “Credits” heading of Exhibit A.

“Deliverable” shall mean an item identified as a deliverable in the Milestone, Deliverable and Payment Schedule in Exhibit B.

“Derivative Work” shall mean a work which is based upon one or more preexisting works, such as, but not limited to, a revision, enhancement, modification, translation, abridgment, condensation, expansion, transfer to another medium, or any other form in which such preexisting works may be recast, transformed or adapted, and which, if prepared without authorization of the owner of the copyright in such preexisting works, would constitute a copyright infringement. For purposes hereof, Derivative Work shall include any compilation that incorporates such a preexisting work.

“Design Documentation” shall mean all technical documentation in connection with the Deliverables or Title, including without limitation specifications, designs, descriptions, flow charts, Source Code, data dictionaries, data structure descriptions, file layouts, schematic diagrams, timing diagrams, circuit layouts, chip plots, chip masks, drawings and blueprints.

“Developer” shall mean Transmission Games.

[***]

“Development Aids” shall mean any device, programming, documentation, media or other materials, including compilers, “workbenches,” programming tools, and higher-level or “proprietary” languages used by Licensor or required by Atari for the development, maintenance and implementation of any Deliverables or Title.

“DLC” shall mean any downloadable content that Developer may create for the Title, intended to enhance or promote the Title, which Atari may offer to end users either for sale or as free bonus or promotional content.  For the avoidance of doubt, DLC shall be deemed to be part of the Title for purposes of this Agreement.

“Exclusive Derivative Products” shall have the meaning provided in Section 4.7.

“Final Acceptance” shall mean Atari’s acceptance pursuant to Section 2.1 of this Agreement of the final Milestone to be accepted under the Milestone Schedule.

“Final Delivery Date” shall mean the date on which the final Deliverables must be delivered to Atari as set forth on the Milestone Schedule.

[***]

“Game Ranking Score” means, for the applicable Title Platform version, the score (expressed as a percentage) determined by averaging all rankings for the applicable Title Platform version appearing on the Metacritic (http://www.metacritic.com) website on the date that is ninety (90) days following the Initial Release of the applicable Platform Title version in the earlier to occur of the Domestic Territory or the International Territory.

“Game Type” means a World War II air-combat flight simulation.

 “Gold Master” means the version of the Title unconditionally approved by the applicable platform manufacturer (or, in the case of personal computer titles, by Atari as being completely bug-free and ready for commercial manufacture), as complete and suitable for release into the final manufacturing process for commercial release as an Atari product.  Without limiting the foregoing, the Gold Master shall be readily manufacturable on the media appropriate for all applicable platforms and readily playable on such platform(s) without material defects from such media

“Holdback Period” means the period from the Effective Date until [***] following Initial Release.

“In-House” means Licensor’s self-publishing of a product and sale of product inventory directly to a retailer or distributor without the involvement of any third party publisher; provided, for the avoidance of doubt, that In-House publishing may include the provision of Distribution Services (as defined below) only by third-party publisher(s).

[***]	A series of three asterisks within brackets denotes the omission of material pursuant to a request for confidential treatment. Such omitted material has been filed separately with the Securities and Exchange Commission.

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As used herein, “Distribution Services” shall mean the distribution of physical and/or electronic Title units within the applicable territory, consistent with standard industry practices and excluding responsibility for marketing or manufacturing such Title units.

“Initial Release” in connection with a specified subject matter, shall mean the first commercial shipment of manufactured units of such subject matter sold to the trade for ultimate resale to consumers.

“Integration Kit” shall have the meaning provided in Section 1.11.

“Instructional Materials” shall mean the printed materials intended for customer or end-user use, including without limitation user’s manuals and instructions for using the Deliverables or Title.

“Intellectual Property Right” shall mean the rights in and to, including, without limitation, the right to use and to exclude others from access to or use of, Intellectual Property.

“Intellectual Property” in connection with a specified subject matter shall mean all U.S. and foreign patents, trade secrets, Technology, trademarks, trade names, copyrights, moral rights, designs, rights of publicity, mask work rights, utility models, and other industrial or intangible property rights of a similar nature; all grants and registrations worldwide in connection with the foregoing and all other rights with respect thereto existing other than pursuant to grant or registration; all applications for any such grant or registration, all rights of priority under international conventions to make such applications and the right to control their prosecution, and all amendments, continuations, divisions and continuations-in-part of such applications; and all corrections, reissues, patents of addition, extensions and renewals of any such grant, registration or right.

[***]

 “Late Adjustment” means a reduction in the otherwise applicable royalty rate equal to 0.5% of Net Receipts for each month or portion thereof beyond the scheduled delivery date that an approved Title Platform version Gold Master is delivered.

“Licensor Insolvency Event” has the meaning provided in Section 14.5.

“Licensor Trademarks” means the RED MILE trademark, trade name and logo.

“Localization” means any translation of the Title to another broadcast standard (i.e., NTSC to PAL) and/or to a language other than United States English.

“Localization Kit” has the meaning provided in Section 1.11.

“Marketing Budget” means the overall budgeted marketing plan for the Title, including but not limited to items such as MDF (as defined in the Royalty Addendum); coop advertising; creation and production of creative, marketing, advertising and promotional assets and elements; web advertising; print advertising; television and radio advertising; cross-promotional initiatives, public relations; email marketing; media buys; and press tours.

“Milestone Delivery” shall mean delivery by Licensor to Atari of all materials specified for a particular Milestone, as set forth in the Milestone Schedule.

“Milestone Schedule” shall mean the schedule of development increments with respect to this Agreement (each a “Milestone”), as set forth under the Milestone, Deliverable and Payment Schedule in Exhibit B.

“Object Code” shall mean computer instructions, expressed substantially or entirely in binary form, which are directly executable by a computer after suitable processing but without intervening steps of compilation or assembly.

“Person” shall mean a natural person, a corporation, a partnership (general or limited), a joint venture, an association, a trust or any other organization or entity including a government or political subdivision or an agency or instrumentality thereof.

“Platforms” shall mean the Sony Playstation 3, Microsoft Xbox 360 and Windows personal computer (PC) platforms, and their respective successor platforms.

[***]	A series of three asterisks within brackets denotes the omission of material pursuant to a request for confidential treatment. Such omitted material has been filed separately with the Securities and Exchange Commission.

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“Port” means any conversion, transfer or re-work of the Title to operate on any platform other than the Platforms, and includes all SKUs of the converted/transferred/reworked Title appearing on each such new platform

“Program Error” means any material deviation from the Specifications that has not been agreed upon by Atari and Licensor, in writing, or any material deviation from commonly accepted standards for normal and correct operation of game software programs, including, but not limited to, events or occurrences where the Title abnormally ceases functioning, produces incorrect or misleading information, erroneously interprets information given to it, or is subject to repeatable phenomena which render the Title commercially unsuitable.

“Recoupable Content Costs” means the cost of licensed and/or created content negotiated and/or secured by Atari for or in connection with the Title, the cost of which is to be recouped from royalties payable to Licensor hereunder, as specified in Exhibit C.

[***]

“Royalty Reduction” shall have the meaning provided in Section 2.2.

“Sell-off Period” shall have the meaning provided in Section 16.2

“Sequel” means a subsequent product in any medium continuing the course of the story (or representing an earlier phase of the story, commonly referred to as a “prequel”) begun in the Title or derived from the Title and based upon similar themes.

“Software” shall mean any and/or all of the following:  computer Source Code, generic code, Object Code, engine, developer's tools and technology, graphic materials, art work, story lines, music, sound effects, documentation, user manuals and all other materials, created or developed by or on behalf Licensor as part of its services to create a Title.

“Source Code” shall mean computer programming code, other than Object Code, and related documentation and comments which may be printed out or displayed in a form readable and understandable by a programmer of ordinary skill.

“Source Materials” shall mean all Source Code and/or Development Aids and/or other Software, together with applicable documentation, in each case as and to the extent necessary to support and maintain all aspects of any Deliverables or Title or, if applicable, complete development of the Title.

“Specifications” shall mean the specifications set forth in Exhibit C hereto.

“Support Schedule” shall mean the list of support obligations set forth under the “Support Schedule” heading of Exhibit A.

“Technology” shall mean all discoveries, inventions, writings, know-how, designs, techniques, methods, formulae, algorithms, procedures and all knowledge or other information, whether or not the subject matter thereof is patentable, copyrightable or eligible for mask work protection, which are incorporated in or used in designing, developing or modifying the Deliverables or Title or any hardware or software component thereof, or are known or become known to Licensor and are useful in connection therewith, excluding subject matter in the public domain as of the date hereof or which hereafter enters the public domain through no fault of Licensor.

“Transmission Games” means IR Gurus Interactive Pty Ltd, d/b/a Transmission Games, a company organized under the laws of Australia with a principal place of business at Level 3, 355 Spencer Street, West Melbourne, Victoria 3003 Australia; facsimile: +613 9328 8332.

[***]	A series of three asterisks within brackets denotes the omission of material pursuant to a request for confidential treatment. Such omitted material has been filed separately with the Securities and Exchange Commission.

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ROYALTY ADDENDUM

1.           Royalty Provisions

Subject to the provisions of this Addendum, Atari shall pay as royalties on the Title the amounts identified as royalties in the Compensation Schedule (Exhibit D) of this Agreement.

1.1
Advances. Any payments designated in the Compensation Schedule as advances shall be fully recoupable against earned royalties, and shall be non-refundable, except as otherwise expressly provided in this Agreement, including without limitation in Section 2.2 and 14 of the Agreement.

1.2
Backup, Promotional and Complimentary Copies; Close Outs. No amount shall be credited or paid hereunder (i) with respect to any receipts from copies of Title distributed by Atari to existing customers as replacement or corrected copies, whether provided to such customers under a recall, warranty or maintenance policy or otherwise; (ii) with respect to any receipts from copies supplied for promotional or demonstration purposes to the press, trade, sales representatives, Licensor or potential major accounts; (iii) with respect to complimentary copies provided to Licensor; (iv) with respect to Close Out Sales made by Atari or (v) on the sale of any Units of the Title where the price Atari (or its Affiliate or other third party distributor) charges its retail customers for such Units is less than ten dollars ($10.00) for console or ($5.00) for personal computer (PC).

1.3
Samples and Locked Copies.  Without limiting the foregoing, it is further understood and agreed (i) that no royalties shall be paid hereunder with regard to any “sampler” product that Atari may distribute containing demonstration subsets of a Title, and (ii) that in the event Atari shall distribute “key locked” or similar demonstration products containing a full implementation of a Title which is originally provided in a state inaccessible to the user, (x) no royalty shall be payable with respect to such Title unless and until the user agrees to pay to unlock such Title or otherwise render it accessible, and (y) the Net Receipts with respect to such Title when so unlocked or otherwise rendered accessible shall be subject to deduction of any amount which thereby accrues to Atari’s dealers or distributors as a result thereof.

1.4
Royalties After Cancellation by Atari. Should Atari elect to use any of Licensor’s work product created pursuant to this Agreement in a product released subsequent to cancellation of this Agreement under Section 14.1 of this Agreement, Licensor shall be entitled to such reduced royalties, as determined by Atari in good faith, based upon the proportion of Licensor’s work product used in Atari’s final release of such product.

1.5	Special Accounting Rules.

1.5.1           International Sales.

[1]
For sales outside the United States (the “International Territory”) for which Licensor is entitled to a royalty based on a percentage of the sale price, Atari will make payment to Licensor in U.S. Dollars based upon the exchange rate in effect on the day Atari receives the receipts of the sale.

[2]
If the payment of royalties to Licensor for sales in any country of the International Territory is blocked or subject to restrictions by governmental authorities, such royalties may either be held in the blocking or restricting country (if permitted by local regulations) or may be removed from such country and paid to Licensor, subject to whatever restrictions, limitations and/or taxes may be imposed by the government of such country. In no event shall Atari be responsible to protect the value of sums against currency fluctuation, effects of inflation, or other economic or monetary adjustment.

[3]
If the government of a country in the International Territory requires a reduction in the royalty rate set forth in this Agreement as a condition of approving the payment of royalties to Licensor, Licensor agrees to reduce such rate for that country so as to provide for the maximum royalty payment allowed by such government.

[4]
When deemed reasonably necessary by Atari, Licensor shall enter into separate agreements with subsidiary, affiliated or controlled companies of Atari for the purpose of facilitating the payment of royalties.

[***]	A series of three asterisks within brackets denotes the omission of material pursuant to a request for confidential treatment. Such omitted material has been filed separately with the Securities and Exchange Commission.

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1.5.2
Atari Bundled Transactions. If Atari sells or licenses a Title containing the Deliverables developed under this Agreement with other works or products, supplied by Atari, in a package or on a single medium for a single price (“Bundled”), any royalties due to Licensor based upon Net Receipts of the Title, for each Title so sold or licensed shall be computed based on Atari’s Net Receipts for the entire package or medium, adjusted as follows. The royalties computed based upon Net Receipts for such package or medium shall be multiplied by the then current suggested retail price of the Title, and the result shall then be divided by the sum of the then current suggested retail prices of all the works and products, including the Title, that Atari includes in such package or medium. Atari shall establish a reasonable estimate of the suggested retail price for any Bundled work for which there is no prevailing suggested retail price and use that value as the suggested retail price of the work for the purposes of the royalty calculation defined in this Section. In establishing a reasonable estimate of the suggested retail price for works that have no prevailing suggested retail price, Atari shall assure that such estimate is reasonably related to the value or the sales potential of the work and is consistent with suggested retail prices customarily charged in the industry.

1.6
Distribution by Other Means. In the event any Title shall be distributed in any medium or by any means for which the calculation of royalties is not provided for hereunder, but for which royalties are not excluded hereunder, the parties hereto shall be obligated to negotiate with each other in good faith as to a fair and reasonable royalty which shall be applicable with respect thereto, which royalty shall be commensurate with the royalty rates otherwise provided hereunder with respect to such Title, taking into account any differences in costs and revenues attributable to the change in media or distribution means.

2.           Accounting and Audit

2.1
Quarterly Accounting. Reporting and payment with respect to royalties shall be on a calendar quarterly basis. Prior to payment, Atari shall (i) deduct from royalties any taxes, duties or other amounts required by law to be withheld by Atari; (ii) deduct or credit such amount, if any, as shall be necessary to maintain a reserve for returns equal to thirty percent (30%) of the Average Quarterly Royalty (such reserve to be adjusted as soon as practicable and at least on a twelve (12) month rolling basis and finally liquidated when the last royalty payment hereunder is made); (iii) recoup from the royalty any amounts designated as advances against royalties which are then recoupable under the terms of such designation; and (iv) deduct any additional or other amounts expressly deductible or withholdable from royalties hereunder. Within sixty (60) days after the close of each calendar quarter, beginning with the first calendar quarter in which any royalties are due hereunder, Atari shall provide Licensor with a written statement showing the Gross Sales and Net Receipts for such calendar quarter, a calculation of the royalties payable to Licensor in respect of such period. Each such statement shall be accompanied by payment of the amount of royalties due. Licensor shall be deemed to have consented to all accountings rendered by Atari and each such statement of accounting shall be conclusive, final and binding, unless specific objection in writing, stating the basis thereof, is given by Licensor to Atari within one (1) year after the date it was rendered. No claim concerning a statement or other account rendered by Atari may be made unless asserted within one (1) year after the date of Atari’s notice rejecting such objection or, if Atari fails to give such notice of rejection, within one (1) year after the sixtieth (60th) day following Licensor’s written objection.

2.2
Examination Rights. Licensor shall have the right, to be exercised not more than once per calendar year and upon not less than ten (10) business days prior written notice to Atari, through an independent public accounting firm reasonably acceptable to Atari, to examine the books, records and accounts of Atari relating to Atari’s sales of the Title and Collateral Merchandise, for the purposes of verifying Atari’s compliance with the terms and conditions of this Agreement.  All information made available to Licensor’s representative in any such examination shall be and be treated as Confidential Information, and prior to any such examination, Licensor’s representative shall enter into an appropriate confidentiality agreement with Atari.  Each such examination shall not exceed three (3) days in duration and shall be conducted during regular business hours, in such manner as not to interfere unduly with the business of Atari.  Licensor’s representative shall report to Licensor solely whether Licensor has been overpaid, underpaid or properly paid for the period subject to examination.  The expenses of examination pursuant to this Addendum Section 2.2 shall be borne by

[***]	A series of three asterisks within brackets denotes the omission of material pursuant to a request for confidential treatment. Such omitted material has been filed separately with the Securities and Exchange Commission.

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Licensor; provided, however, that Atari shall be charged for the expense of any such examination that establishes an underpayment of Licensor in excess of ten percent (10%) of the amount due for the period subject to examination.  In the event that such examination reveals any overpayment by Atari, Licensor shall refund such overpayment within thirty (30) days following Licensor’s receipt of such examination results.

2.3
Payment of Discovered Underpayment.  With respect to any claim by Licensor that additional monies are payable by Atari to Licensor pursuant to this Agreement based upon such an examination, Atari shall not be deemed in breach of this Agreement if, within thirty (30) calendar days after Atari’s receipt of any written claim that additional monies are due and payable, together with a copy of the audit report prepared in connection with such audit, Atari shall either: (i) pay such additional monies so claimed by Licensor; or (ii) contest such claim, in whole or in part, by written notice sent to Licensor.

2.4
Audit Prior to Dispute Resolution.  Licensor further agrees that as a condition to proceeding with any action or adjudication concerning Atari’s failure to pay Compensation under this Agreement, Licensor shall first be obligated to conduct an examination in accordance with Section 2.2 of this Addendum.

3.           Certain Definitions

For purposes of this Addendum, the following terms shall be understood as defined below:

 “Average Quarterly Royalty” shall mean the mean quarterly royalty amount for those of the four (4) most recent calendar quarters for which royalties have been reported under this Agreement.

“Chargebacks” means, with respect to the Title or the Exclusive Derivative Products, as applicable, after the Initial Release, deductions taken by a retailer from or off such retailer’s wholesale invoice for units of such Title or the Exclusive Derivative Products, as applicable for price protection and markdowns, plus an additional four percent (4%) of Gross Receipts deducted in order to reflect retailer-level deductions taken for shortages, shipping errors, fines, bad debt, defective items, early payment, volume discounts, and similar items

“Close Out Sale” shall mean any sale of a product at a price thirty three and one third percent (33 1/3%) or more below Atari’s standard wholesale “A” price made with the intention of discontinuing the product in question and liquidating inventory.

“Gross Receipts” means the actual amounts received by Atari or (without duplication) its affiliates for sale or sublicensing of the Title or the Exclusive Derivative Products, as applicable, to any third-party.

“Manufacturing Costs” means the costs of manufacturing and packaging, including license fees, royalties and other consideration payable to any (if any) Platform manufacturers (e.g., Sony, Nintendo, and Microsoft), shipping and handling, insurance, and customs and brokerage fees.

“MDF” means, with respect to the Title or the Exclusive Derivative Products, as applicable after the Initial Release, the deduction taken by a retailer from or off such retailer’s wholesale invoice for units of the Title or the Exclusive Derivative Products, as applicable for amounts spent by such retailer for the provision of marketing materials and tools to promote the Title or the Exclusive Derivative Products, as applicable or amounts paid by distributors of the Title or the Exclusive Derivative Products, as applicable to such retailer for the same, it being understood and agreed that MDF is to be calculated over the commercial life of the Title or the Exclusive Derivative Products, as applicable.

“Net Receipts” means Gross Receipts, less only the Manufacturing Costs, Chargebacks, MDF, Returns, Licensed Content costs, content creation costs, and license fees, provided that any costs for Licensed Content and/or other Atari-provided content that are deemed Recoupable Content Costs shall not be deducted when calculating Net Receipts.

“Returns” means defective, overstock and other returns and markdowns, price protection and the like given in lieu of returns.

[***]	A series of three asterisks within brackets denotes the omission of material pursuant to a request for confidential treatment. Such omitted material has been filed separately with the Securities and Exchange Commission.

HoE Publishing Agreement – Execution Copy

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Schedule 9.3

Security Interests

1. Licensor has entered into a Credit Agreement with Silverbirch, Inc. which is secured by all personal property of Licensor.

2. Licensor has entered into a Revolving Line of Credit Agreement with Tiger Paw Capital Corp. which is secured by all personal property of Licensor.

[***]	A series of three asterisks within brackets denotes the omission of material pursuant to a request for confidential treatment. Such omitted material has been filed separately with the Securities and Exchange Commission.

HoE Publishing Agreement – Execution Copy

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